THIRD AMENDMENT TO CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 7, 2001 (this “Amendment”), is made in respect of the Credit Agreement dated as of March 14, 1997 (as amended, the “Credit Agreement”), by and between PMA CAPITAL CORPORATION, a Pennsylvania corporation formerly known as Pennsylvania Manufacturers Corporation (the “Borrower”), the banks and financial institutions listed on the signature pages thereof or that become parties thereto after the date thereof (collectively the “Lenders”), THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of North Carolina), as documentation agent for the Lenders (in such capacity, the “Documentation Agent”) (each of the Administrative Agent and Documentation Agent, an “Agent” and collectively, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

        The Borrower has requested that the Credit Agreement be amended to permit it to engage in certain transactions as set forth herein, and the Required Lenders signing below are willing to approve such request subject to the terms and conditions set forth below.

STATEMENT OF AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agents and the Lenders, for themselves and their successors and assigns, agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

        1.1 Amendment to Section 1.1.

        (a) Section 1.1 of the Credit Agreement shall be amended by amending and restating the definition of Applicable Margin as follows:

“Applicable Margin” shall mean, at any time with respect to any LIBOR Committed Loan, 1.375%, and with respect to the Facility Fee, 0.375%.

        (b) Section 1.1 of the Credit Agreement is further amended by deleting the period at the end of the definition of “Letter of Credit Facility” and replacing it with “and as the same may be replaced by a similar letter of credit agreement with the same or different agents, issuing banks and other banks.

        (c) Section 1.1 of the Credit Agreement is further amended by adding the following definitions in appropriate alphabetical order:

     “Asset Disposition” shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including capital stock of Subsidiaries), excluding sales and licenses of inventory and other assets in the ordinary course of business.

     “Debt Issuance” shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise, to any Person that is not an Affiliate of the Borrower, except for any Indebtedness permitted under clauses (i), (ii), (iii), (iv), (vii), (viii), (ix), (xi) and (xii) of Section 7.2.

     “Net Cash Proceeds” shall mean (i) in the case of any Debt Issuance or issuance of capital stock of the Borrower, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith, and (ii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

“New Note Indebtedness Documents” shall mean the applicable note purchase agreement and/or other documents evidencing the Indebtedness permitted under Section 7.2(xiii).

“Third Amendment Date” shall mean the date of the Third Amendment to this Agreement.

        1.2 Amendments to Section 2.6. Section 2.6 of the Credit Agreement is hereby amended by changing subsection (d) thereof to subsection (e), and by inserting the following as a new subsection (d):

     (d) The Commitments shall, on each date upon which a prepayment of the Loans is required under Section 2.7(d), be automatically and permanently reduced by the amount, if any, of such required prepayment.

        1.3 Amendments to Section 2.7. Section 2.7 of the Credit Agreement is hereby amended by changing subsection (d) thereof to subsection (e), and by inserting the following as new subsection (d):

     (d) Promptly upon (and in any event not later than three (3) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition or Debt Issuance and will deliver to the Agents, concurrently with such prepayment, a certificate in form and substance reasonably satisfactory to the Agents setting forth the calculation of such Net Cash Proceeds.

        1.4 Amendment to Article V. Article V shall be amended by adding new Sections 5.13 and 5.14 as follows:

     5.13 Best Efforts Regarding Capital Raising. The Borrower shall use its best efforts to raise additional capital in order to repay the Obligations and reduce the Commitments in accordance with the terms hereof.

     5.14 Reinsurance Agreement. On or before March 31, 2002, the Borrower will, or will cause its Subsidiaries to, consummate one or more Reinsurance Agreements with an aggregate cover amount of at least $40,000,000 and a duration until at least December 31, 2002 with third-party reinsurers reasonably acceptable to the Agents with respect to the reserves of all of the Borrower’s Material Insurance Subsidiaries.

        1.5 Amendment to Section 7.2. Section 7.2 of the Credit Agreement shall be amended by deleting the word “and”at the end of clause (xi), by substituting “(other than Indebtedness specified in clauses (i) through (viii) and in clauses (x) through (xiii))” for the first parenthetical in clause (ix), by substituting “; and” for the period (“.”) at the end of clause (xii), and by adding the following new clause (xiii) to the end thereof:

     (xiii) unsecured Indebtedness of the Borrower or its Subsidiaries incurred through Debt Issuance consummated after the Third Amendment Date, provided (a) the Borrower shall make the prepayments required by Section 2.7(d), (b) such Indebtedness shall have covenants and undertakings that, in the reasonable determination of the Agents, are not more restrictive on the Borrower and its Subsidiaries than those set forth herein, (c) such Indebtedness shall not require any scheduled payment of principal prior to 90 days after the Maturity Date, (d) such Indebtedness shall be ranked no better than pari passu in right and time of payment to the Obligations, and (e) if requested by the Agents, the holders of such Indebtedness shall have entered into an intercreditor agreement with the Agents, on behalf of the Lenders, in form and substance satisfactory to the Agents.

        1.6 Amendment to Section 7.3. Section 7.3 of the Credit Agreement shall be amended by deleting the following language from the introductory clause thereof: “or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of,”.

        1.7 Amendment to Section 7.5. Section 7.5 of the Credit Agreement shall be amended by amending and restating subclause (ii) thereof as set forth below and by adding a new subclause (iii) as set forth below:

     (ii) the Borrower may declare and make dividend payments or other distributions, in cash or in-kind, in each case provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

     (iii) the Borrower may purchase, redeem, retire or otherwise acquire shares of its capital stock provided that, (a) immediately after giving effect thereto, no Default or Event of Default would exist, and (b) the aggregate amount repurchased does not exceed (x) $3,000,000 during the period beginning on October 1, 2001 and ending on the date that the Borrower provides evidence satisfactory to the Agents (in their sole discretion) that the Borrower has received Net Cash Proceeds in an aggregate amount of at least $100,000,000 from any issuance of its capital stock, and (y) $15,000,000 thereafter.

        1.8 Amendment to Section 7.9. Section 7.9 of the Credit Agreement shall be amended and restated as follows:

     7.9 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents, the Letter of Credit Facility or the New Note Indebtedness Documents, (ii) the ability of the Borrower or any Subsidiary to grant, assume or permit to exist any Lien upon any of its assets or properties as security, directly or indirectly, for the Obligations, other than the restrictions set forth in the Credit Documents, Letter of Credit Facility or the New Note Indebtedness Documents, or (iii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents, the Letter of Credit Facility, the New Note Indebtedness Documents or applicable Requirements of Law.

        1.9 Amendment to Section 8.1. Section 8.1 is further amended by deleting the “or” at end of clause (k) thereof, by substituting “; or” for the period (“.”) at the end of clause (l), and by adding the following as a new clause (m) thereof:

(m) There shall be a "default" or a "change of control" under the New Note Indebtedness Documents.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

        This Amendment shall be effective (the “Effective Date”) only upon the satisfaction of the following conditions precedent:

        2.1 Executed Amendment. The Documentation Agent shall have received executed signature pages of this Amendment from the Borrower and the Required Lenders.

        2.2 Representations and Warranties. The representations and warranties contained in this Amendment shall be true and correct as of the Effective Date.

        2.3 Material Adverse Change. No Material Adverse Change shall have occurred after December 31, 2000 other than as disclosed in writing to the Lenders on or before the date hereof.

        2.4 Material Proceedings. There shall be no material pending litigation, bankruptcy or insolvency injunction, order or claim pending with respect to the Borrower or any of its Subsidiaries.

        2.5 Fees. The Borrower shall have paid (i) to each Lender executing this Amendment, an amendment fee equal to 0.10% of such Lender’s Commitment outstanding on the date hereof, and (ii) all other fees due and payable in connection with this Amendment.

        2.6 Costs and Expenses. The Borrower shall have paid all reasonable costs and expenses of the Agents presented to it prior to the Effective Date in accordance with the Credit Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties. As an inducement to obtain the consent and amendments set forth herein, the Borrower represents and warrants to the Agents and the Lenders as follows:

        (a) Each of the representations and warranties of the Borrower contained in Article IV the Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except (i) to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date and (ii) with respect to Section 4.10 only, as disclosed in writing to the Lenders on or before the date hereof).

        (b) After giving effect to this amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE IV

GENERAL

        4.1 Effect of Amendment. From and after the date hereof, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Credit Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

        4.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

        4.3 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

        4.4 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        4.5 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

        4.6 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

PMA CAPITAL CORPORATION

By:	/s/ Albert D. Ciavardelli

Name:	Albert D. Ciavardelli

Title:	Vice President - Finance

THE BANK OF NEW YORK, as Administrative Agent and a Lender

By:	/s/ David Trick

Name:	David Trick

Title:	Vice President

FIRST UNION NATIONAL BANK, as Documentation Agent and as a Lender

By:	/s/ Kimberly Shaffer

Name:	Kimberly Shaffer

Title:	Director

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ Sebastian Rocco

Name:	Sebastian Rocco

Title:	Senior Vice President

FLEET NATIONAL BANK

By:	/s/ Lawrence Davis

Name:	Lawrence Davis

Title:	Portfolio Manager

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Robert J. Giannone

Name:	Robert J. Giannone

Title:	Vice President

MELLON BANK N.A.

By:	/s/ Gary A. Best

Name:	Gary A. Best

Title:	Vice President

DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN BRANCH

By:	/s/ Erika P. Walters-Engemann

Name:	Erika P. Walters-Engemann

Title:	Director

By:	/s/ Jonathan Wallin

Name:	Jonathan Wallin

Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Christine Davis

Name:	Christine Davis

Title:	Vice President